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                               EQUIPMENT LOAN NOTE

$1,500,000.00                                                    January 3, 2005
Hartford, Connecticut

            FOR VALUE RECEIVED, the undersigned, EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation, GROS-ITE, INDUSTRIES, INC., a Connecticut corporation, and APEX MACHINE TOOL COMPANY, INC., a Connecticut corporation (individually and collectively referred to herein as "Borrower"), promise to pay to the order of BANKNORTH, N.A. (hereinafter, together with its successors in interest and assigns, called the "Lender"), at its office at 102 West Main Street, New Britain, Connecticut 06050-0174, in lawful money of the United States of America in immediately available funds:

                  (a) prior to the Conversion Date, interest only on the
            principal amount the Equipment Loans made to Borrower in an aggregate amount not to exceed ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00) as set forth in the Credit Agreement dated as of January 3, 2005 (as amended and in effect from time to time, the "Credit Agreement"), among Borrower and Lender; and

                  (b) after the Conversion Date, the principal amount of ONE
            MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00), or if less, the aggregate outstanding amount of all Equipment Loans made by Lender to Borrower prior to the Conversion Date, in the monthly installments specified in the Credit Agreement, and payable in its entirety on the Revolving Credit Maturity Date; and

                  (c) interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement.

            This Note evidences borrowings of the Equipment Loan under, and has been issued by Borrower in accordance with the terms of, the Credit Agreement. Lender and any holder hereof are entitled to the benefits of the Credit Agreement and may enforce the agreements of Borrower contained therein, and any holder may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

            All capitalized terms used in this Note without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

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            Borrower has the right in certain circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

            If any one or more Events of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

            Any check, draft or money order remitted in settlement of this Note may be handled for collection in accordance with the practice of the collecting bank or banks, and shall not be deemed payment until and unless good funds are actually received by or credited to Lender.

            Borrower waives presentment, demand, notice, protest and all other demands and notices (except for notices and demands expressly provided for in the Loan Documents (as defined in the Credit Agreement)) in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, and the addition or release of any other party or person primarily or secondarily liable.

      This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.

      All references to the "Lender" and the "Borrower" shall apply to their respective heirs, successors and assigns.

      Each Borrower shall have joint and several liability with respect to the Equipment Loan.

            IN WITNESS WHEREOF, has caused this Note to be signed in its corporate name and its corporate seal to be impressed hereon by its duly authorized officer on the day and in the year first above written.

                                        EDAC TECHNOLOGIES CORPORATION

                                        By: /s/ Glenn L. Purple
                                            ------------------------------------
                                            Name: Glenn Purple
                                            Title: Vice President

                                        GROS-ITE, INDUSTRIES, INC.

                                        By: /s/ Glenn L. Purple
                                            ------------------------------------
                                            Name: Glenn Purple
                                            Title: Secretary

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                                        APEX MACHINE TOOL COMPANY, INC.

                                        By: /s/ Glenn L. Purple
                                            ------------------------------------
                                            Name: Glenn Purple
                                            Title: Secretary